JOHN HANCOCK FUNDS II

              AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT


     AMENDMENT made this 28th day of April, 2006, to the Advisory Agreement dated October 17, 2005 between John Hancock Funds II, a Massachusetts business trust (the "Trust") and John Hancock Investment Management Services, LLC (formerly, Manufacturers Securities Services, LLC), a Delaware limited liability company ("MSS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   CHANGE IN APPENDIX A

     Appendix A to this Agreement is revised to reflect changes to the advisory fees of the

                      U.S. Government Securities Fund
                      Strategic Bond Fund
                      High Yield Fund
                      International Opportunities Fund
                      All Cap Growth Fund
                      Capital Appreciation Fund
                      Emerging Small Company Fund

     as noted in the Amendment.

     Appendix A to this Agreement is revised to add the advisory fees of the following funds:

                      International Small Company Fund
                      Mid Cap Value Equity Fund
                      Absolute Return Fund
                      Real Estate Equity Fund
                      Global Real Estate Fund
                      High Income Fund

2.   EFFECTIVE DATE

     This Amendment shall become effective with respect to each fund set forth above (individually, a "Fund") on the later of:

the date of its execution, approval by the Board of Trustees of the Trust of this Amendment, and (iii) if applicable, the date of the meeting of shareholders (or sole shareholder, if applicable) of the Fund called for the purpose of voting on this Amendment, at which meeting this Amendment shall have been approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Fund.

John Hancock Funds II
By:    /s/ Keith F. Hartstein
       ----------------------
       Keith F. Hartstein
       President and Chief Executive Officer



JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC
By:    John Hancock Life Insurance Company (U.S.A.), Managing Member
By:      /s/ John G. Vrysen
         ------------------
         John G. Vrysen
         Executive Vice President and Chief Compliance Officerr.

APPENDIX A
----------

The Adviser shall serve as investment adviser for each Fund of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund, the fee computed separately for such Fund at an annual rate as follows (the "Adviser Fee").

     The term Aggregate Net Assets in the chart below includes the net assets of a Fund of the Trust. It also includes with respect to certain Funds as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Fund also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Fund and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

     The Adviser Fee for a Fund shall be based on the applicable annual fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Adviser Fee for each Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     If, with respect to any Fund, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Changes to the Advisory Fees of Existing Funds

                                            First            Excess Over
                                        $500 million         $500 million
                                        of Aggregate         of Aggregate
Portfolio                                Net Assets*         Net Assets*
---------                               ------------         ------------
U.S. Government Securities Fund(1)
Strategic Bond Fund(2)
High Yield Fund(3)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the U.S. Government Securities Trust, a series of John Hancock Trust, and the U.S. Government Securities Fund, a series of John Hancock Funds II, are included.
(2) For purposes of determining Aggregate Net Assets, the net assets of: the Strategic Bond Trust, a series of John Hancock Trust, and the Strategic Bond Fund, a series of John Hancock Funds II, are included.
(3) For purposes of determining Aggregate Net Assets, the net assets of: the High Yield Trust, a series of John Hancock Trust, and the High Yield Fund, a series of John Hancock Funds II, are included.

                                                                      Between
                                                 First              $750 million           Excess Over
                                             $750 million         and $1.5 billion        $1.5 billion
                                             of Aggregate           of Aggregate          of Aggregate
Portfolio                                     Net Assets             Net Assets            Net Assets
---------                                    ------------         ----------------        ------------

International Opportunities Fund(1)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the International Opportunities Trust, a series of John Hancock Trust, and the
International Opportunities Fund, a series of John Hancock Funds II, are included.

                                                                      Between
                                                 First              $500 million           Excess Over
                                             $500 million          and $1 billion          $1 billion
                                             of Aggregate           of Aggregate          of Aggregate
Portfolio                                     Net Assets             Net Assets            Net Assets
---------                                    ------------         ----------------        ------------
All Cap Growth Fund

                                                              Between              Between
                                           First            $300 million        $500 million          Excess Over
                                       $300 million       and $500 million     and $1 billion         $1 billion
                                       of Aggregate         of Aggregate        of Aggregate         of Aggregate
Portfolio                               Net Assets           Net Assets          Net Assets           Net Assets
---------                              ------------       ----------------     --------------        ------------

Capital Appreciation Fund(1)

(1)For purposes of determining Aggregate Net Assets, the net assets of: the Capital Appreciation Trust, a series of John Hancock Trust, and the Capital Appreciation Fund, a series of John Hancock Funds II, are included.

                                                 First               Excess Over
                                             $500 million           $500 million
                                             of Aggregate           of Aggregate
Portfolio                                     Net Assets             Net Assets
---------                                    ------------           ------------
Emerging Small Company Fund(1)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the Emerging Small Company Trust, a series of John Hancock Trust, and the Emerging Small Company Fund, a series of John Hancock Funds II, are included.

New Portfolios

                                                  First             Excess Over
                                              $100 million         $100 million
                                              of Aggregate         of Aggregate
Portfolio                                      Net Assets           Net Assets
---------                                    ------------           ------------
International Small Company Fund(1)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the International Small Company Trust, a series of John Hancock Trust, and the
International Small Company Fund, a series of John Hancock Funds II, are included.

                                                             Between              Between
                                         First            $250 million          $500 million          Excess Over
                                     $250 million       and $500 million       and $1 billion         $1 billion
                                     of Aggregate         of Aggregate          of Aggregate         of Aggregate
Portfolio                             Net Assets           Net Assets            Net Assets           Net Assets
---------                            ------------       ----------------       --------------        ------------

Mid Cap Value Equity Fund(1)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the Mid Cap Value Equity Trust, a series of John Hancock Trust, and the Mid Cap Value Equity Fund, a series of John Hancock Funds II, are included.

                                                                  Between
                                              First            $200 million          Excess Over
                                          $200 million       and $500 million       $500 million
                                          of Aggregate         of Aggregate         of Aggregate
Portfolio                                  Net Assets           Net Assets           Net Assets
---------                                 ------------       ----------------        ------------

Absolute Return Fund(1)

(1)For purposes of determining Aggregate Net Assets, the net assets of: the Absolute Return Trust, a series of John Hancock Trust, and the Absolute Return Fund, a series of John Hancock Funds II, are included.

                                                                  Between
                                              First            $250 million          Excess Over
                                          $250 million       and $500 million       $500 million
                                          of Aggregate         of Aggregate         of Aggregate
Portfolio                                  Net Assets           Net Assets           Net Assets
---------                                 ------------       ----------------       ------------

Real Estate Fund(1)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the Real Estate Trust, a series of John Hancock Trust, and the Real Estate Fund, a series of John Hancock Funds II, are included.

                                                                 Between
                                              First            $500 million          Excess Over
                                          $500 million       and $750 million       $750 million
                                          of Aggregate         of Aggregate         of Aggregate
Portfolio                                  Net Assets           Net Assets           Net Assets
---------                                 ------------       ----------------       ------------

Global Real Estate Fund(1)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the Global Real Estate Trust, a series of John Hancock Trust, and the Global Real Estate Fund, a series of John Hancock Funds II, are included.

                                                          Between               Between
                                     First              $150 million          $500 million           Excess Over
                                 $150 million         and $500 million      and $2.5 billion        $2.5 billion
                                 of Aggregate           of Aggregate          of Aggregate          of Aggregate
Portfolio                         Net Assets             Net Assets            Net Assets            Net Assets
---------                        ------------         ----------------       --------------         ------------

High Income Fund(1)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the High Income Trust, a series of John Hancock Trust, and the High Income Fund, a series of John Hancock Funds II, are included.